                                                                  Exhibit (n)(i)

[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 for Zenith Survivorship Life 2002, issued through the New England Variable Life Separate Account (File No. 333-89409). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      By:  /s/   Stephen E. Roth
                                           -------------------------------------
                                           Stephen E. Roth

Washington, D.C.
April 26, 2004